                                                                    Exhibit 99.3

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 1


                          DATATRAK INTERNATIONAL, INC.

                          MODERATOR: DR. JEFFREY GREEN
                                FEBRUARY 13, 2006
                                  7:15 A.M. CT

Operator: Good morning and welcome, ladies and gentlemen, to the DataTrak
     International Fourth Quarter and Year End 2005 Earnings conference call.

     At this time I would like to inform you that today's conference is being recorded and that all participants are in listen-only mode. At the request of the company we will open up the conference for questions and answers after the presentation.

     Before beginning the conference call, DataTrak management would like to remind you that discussing the company's performance today there will be included some forward-looking statements within the meaning of the Private Security Litigation Reform Act of 1995. Such statements related to future events and expectations involve known and unknown risk and uncertainty. DataTrak's results or actions may differ materially from those projected in the forward-looking statements. For a summary of the risks that could cause results to differ materially from those expressed in the forward-looking statements see DataTrak's Form 10-K for the year ended December 31, 2004, filed with the SEC.

     At this time I would now like to turn the call over to Dr. Jeffrey Green. Please go ahead, sir.

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                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 2


Jeffrey A. Green: Thank you, Rachel. Good morning, everyone. Thank you. Welcome to our conference call for the fourth quarter and the full year of 2005. We will begin as usual with initial comments followed by question and answer.

     We are having this call at an unusual time as we normally announce earnings after the market closes during the middle of the week. The reason for this change is because I leave this afternoon for Bonn, Germany, for our European eClinical Users Summit where we will be gathering for several days this week with approximately 40 to 50 current and prospective customer representatives. We wanted to speak with them publicly regarding our new DataTrak eClinical Product Suite. Our colleagues from the newly established office in Bryan, Texas, are already in Germany preparing for that meeting with us. Therefore, all of our information on today's events needed to be announced beforehand.

     As you can see, we have quite a bit news to talk about this morning. We will begin with a review of the fourth quarter of 2005 and year-end financial information and then proceed with a discussion of a major event for DataTrak which was the recent acquisition of ClickFind, Incorporated, of Bryan, Texas. Following a discussion of the acquisition we will address our outlook for 2006.

     Revenue for the fourth quarter of 2005 was a new record at $4.3 million. This compared to $3.4 million for the fourth quarter of '04 representing a 27-percent increase. Our gross profit margins remained strong at 76 percent. Net income for the quarter was $1.3 million, or 13 cents per share basic and 12 cents per share fully diluted. This compared with a fourth-quarter net income in 2004 of $425,000, or four cents per share on a fully diluted basis. Our fourth quarter this year represented stable clinical trial activity and was in line with our internal expectations. We achieved compliance with Sarbanes-Oxley requirements for our company which was a major undertaking this year. However, this process resulted in more than $200,000 of SG&A expenses in this fourth quarter that we did not have in our SG&A last year. Revenue for the year was $15.7

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 3


     million, also a new record. This compared to $11.3 million for the same period in 2004 representing a 39-percent increase. After-tax net income for the year was a record at $2.5 million, or 25 cents per share basic and 22 cents on a fully diluted basis. During the same period in 2004 the net income was $817,000, or eight cents per share fully diluted.

     Results for the three and 12-month periods ended December 31, 2005, include a reduction in the company's deferred tax asset valuation allowance which increased the company's reported net income by $1.2 million. This reduction reflects the company's reasonable estimate of its deferred tax assets that it will be able to utilize in the near future. Cash was approximately $9.4 million at the end of the fourth quarter. We achieved a new record for backlog at the end of the fourth quarter which was $20.3 million. Backlog at the same point in time in 2004 was $14.1 million. Backlog as of today currently stands at approximately 20.3 million which includes a contribution of approximately 1.7 million from the ClickFind acquisition.

     We were pleased with our progress during 2005. Our record revenue and net income occurred in parallel with our successful struggles to be compliant with Sarbanes-Oxley requirements throughout the year, which was no small undertaking for any company especially one of our size. Terry Black and his team are to be complimented for helping us prepare and achieve this goal. Momentum towards the increasing use of EDC in clinical trials is apparent as is the ability of DataTrak to secure our share of this exciting market. Our activity already in January of this year has been more active than in years past with new orders for trials arriving from customers as well as multiple new attractive and pending opportunities with clinical trial sponsors as well as CROs. The use of EDC in clinical trials is increasingly accepted world-wide and we rarely are challenged anymore about the conceptual merits of technology over paper. The fact that technology is increasingly sought for clinical trials is a significant change from where the industry existed as little as two years ago. As I have communicated to many shareholders, we routinely receive orders for new clinical trials from current clients via e-mails to our project managers. This represents an advancement over where the industry previously existed. Such customers are

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                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 4


     obviously thinking of EDC and of DataTrak first and there is no discussion necessary about the advantages of technology over paper. There is zero cost of sales in these instances. We have recently been told by an eMerge Client that whenever a trial comes due in their company they are automatically thinking of EDC and DataTrak first. Paper has moved to an afterthought at a growing number of these companies. These are the types of goals we hoped to achieve with the eMerge program from its inception last year.

     Though there are still isolated companies who fight the technology movement with misperceptions, the vast majority of people in this global industry realize EDC is the future of data collection and management and they will continue to dedicate an increasing percentage of their studies for deployment with EDC. Notwithstanding these positive movements, however, you should all understand that there is still an almost indescribable ravine existing within parts of this industry and even within departments of some of our own customers between understanding why EDC is the future and translating this understanding into continuous concrete order for new contracts. Given the advantages of EDC one should see virtually all clinical trials perform this way, yet paper still controls the majority of this market. Despite the definite advancements in understanding, there can still be a lag time between realization of the future and ordering every trial with EDC. We have stated many times what is required, which is behavioral change, from regulatory to executive to operational levels. Changing human behavior takes time and we believe that we have seen tremendous advancements over the past couple of years. Widespread use of technology in clinical trials is inevitable and progress will not be stopped. But this does not happen at identical rates at all clients. For those of you that think these are disparate comments, consider the analogy of how long our society has known that nicotine is bad for your health, yet millions of people continue to smoke. The fact the EDC market is relatively small today coupled with the growing body of evidence that adoption rates will continue to advance with our profitable business model signify attractive growth potential for DataTrak for many years to come.

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                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 5


     Topic number two, the ClickFind acquisition. We don't normally brand our conference calls. This call is somewhat different and therefore we will entitle this as The Game Of Leap Frog. Before I forget, timed with this morning's announcement of the ClickFind transaction, DataTrak unveiled its new Web site at www.datatrak.net. This new format explains in detail all the various product offerings involved with the DataTrak eClinical platform as well as all of the continued service and consulting activities provided by our global company.

     We announced this morning a major step in DataTrak's strategy to continue with exciting growth in the clinical trials market far into the future with the acquisition of ClickFind, Incorporated, of Bryan, Texas. This acquisition propels DataTrak forward with the most extensive eClinical Product Suite in the market. Our vision for several years has been that customers would prefer a product suite that has all the desired functionality components under one company and architecture, a so-called Microsoft Office for clinical trials. Because this complete capability has not existed with any company in our sector that could deliver such a solution on a global and proven basis with significant scale, our clients have been forced to work with point solutions as they try to adjust their entire process to accommodate the delivery of technologies from multiple providers. Throughout this transition over the past couple of years we have successfully accommodated these desires of our customers through individual customer integration of disparate components in several situations. However, integration is far more difficult than having multiple applications under a single architecture. But it was the best solution that existed at the time. Even some of our competitors who have purchased separate point solutions do not house their selected offerings under one architecture, and integration between the individual components has at times been questionable because they were trying to piece together separate applications that were not designed with an interrelated vision.

     The challenges surrounding the inability to have a complete solution have contributed to the slower-than-expected adoption rates of technology because only partial solutions to customers' problems were available. As such, many elected just to work with paper instead because it was

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 6


     easier. DataTrak is continuing its leadership position by the acquisition of an entire platform whose suite of offerings will compliment our global delivery capabilities and provide a full menu of functionalities, saving us an estimated three years of development time and cost while expeditiously taking advantage of rapidly developing market opportunities.

     DataTrak has the superior stand-alone EDC product in the market today with our version four. Though my opinion is biased, I can provide objective support of this statement through the nine customers that have left two other larger competitors and landed with us. However, DataTrak EDC version four is admittedly a point solution itself with only one of the components of an entire eClinical offering. Despite the definitive value proposition for EDC alone, we knew that we needed to advance and build upon our domain experience if we were going to continue to be a leading player for years to come as our vision indicates an expansion of this market into desires for a complete eClinical Product Suite.

     We became aware of ClickFind in 2005 as we were refining our internal strategy. We performed our research and proposed the acquisition to their team. Both companies quickly determined that our philosophies were aligned and our needs were complimentary. All of their team members will join DataTrak to help us further advance together in this global market. Their CEO and founder, Mr. Jim Bob Ward, will become an active member of our senior management team. ClickFind was started by Jim Bob in 2000. His strategy from the beginning was to develop a complete eClinical Product Suite quietly in a (skunk works) fashion over five years and then look to merge the company into a larger publicly traded organization. Along comes DataTrak. Since people and competitors were becoming aware of ClickFind, Jim Bob was faced with a complimentary challenge of DataTrak. He needed capital and had to add infrastructure or he needed to merge with a company that had such capabilities. Prior to the acquisition, ClickFind had no formal help desk and a limited ability to market and perform trials globally outside of North America. ClickFind was missing opportunities because of this lack of global scope and the ability to scale. Therefore, ClickFind solved DataTrak's challenges by providing an immediate eClinical Product

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 7


     Suite and DataTrak solved ClickFind's limitations of global capabilities and limited infrastructure. We believe our combined forces will effectively leap frog over our competitors with the most advanced product architecture and proven ability to deploy and service global clinical trials that exists in the market today.

     Over the past five years ClickFind's product suite has been used in 83 clinical trials in 19 countries involving 35,000 patients at more than 1,600 research sites. These additions together with DataTrak's extensive experience lead to a combined total for both companies of more than 230 clinical trials involving data collection in more than 100,000 patients at approximately 10,000 research sites in 56 countries. ClickFind is bringing 15 new clinical trial clients and relationships with 10 CROs to DataTrak. The number of ongoing clinical trials at DataTrak is now approximately 100. The combined client base currently totals approximately 47 providing an attractive nucleus of potential from which to grow. As we entertain 2006 and 2007 we expect the acquisition to be additive to our earnings. ClickFind's audited financials for 2004 revealed $1.4 million of revenue and $288,000 of net income. The following list includes the 11 capabilities of our new product suite which will be named DataTrak eClinical. They are, EDC; CTMS, our clinical trial management system capabilities which allows the tracking of trial budgets and performance; medical coding, which is a dictionary to classify disease terms; ability to support EDC or paper-based studies; interactive voice response systems, or IVRs, which also includes a randomization engine for statistical stratification; drug inventory management capability; patient diaries, or electronic patient recorded outcomes, where patients directly record their symptoms; digitized electrocardiographic capability, the ability to process images such as chest x-rays or MRI scans; work flow or collaboration management capabilities; and, lastly, the immediate ability to deploy this suite in congi languages which will be important as we attempt to grow with several of our current Japanese-based clients into clinical trials in Japan, Korea, and China.

     This listing includes virtually everything that would be needed in the deployment of clinical trials. Importantly, all under one architecture and corporate offering. To our knowledge this total

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 8


     software suite is the most unique, advanced, and broadest in our market making DataTrak a company that exceeds in scope the offering of any of our competitors. Moving forward, our collective strategies are to continue to add even more visionary functionality and to continue to grow the DataTrak eClinical Product Suite through an extremely rapid development life cycle. Our extensible platform allows for capabilities to significantly increase in a unified architecture that is quite different than most our competitors'.

     Referring back to the list of functionalities with DataTrak eClinical, new revenue lines will be created as most of these capabilities have their own value proposition and are being supplied today by separate products and providers. New revenue lines will be created for IVRs, coding, CTMs, image processing, and digitized electrocardiograms.

     A few words now about how the transformation from DataTrak EDC version four to DataTrak eClinical will occur. We will not migrate any current studies over to the new architecture. This means that all currently running studies on version four will continue to completion. With our current load of 75-plus clinical trials running with DataTrak EDC, this means that this platform will be supported until the end of 2009. Therefore DataTrak will support both our architectural platforms for the next three years. After 2009 and when these trials are completed our plan would be to retire the stand-alone EDC platform. There are added infrastructure benefits to our new platform. Since it is Java-based, our license cost to Microsoft and Citrix for running our current platform will significantly decline over time presenting a chance to increase our margins without significantly altering the price to our clients.

     Last topic of the day, the outlook for 2006. Because of the intense integration between DataTrak and ClickFind required throughout the year and due to the as-yet unquantified reaction of our customers to the full capabilities of the only complete eClinical Product Suite on the market, and, furthermore, the gradual introduction of new revenue lines, we are electing not to provide any guidance for 2006. Given this broader offering, the addition of new clients and partners and our

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                          Page 9


     stated observations regarding the progression of adoption rates in this industry, we see no reason why our historic growth trends cannot continue. But we see no upside in trying to predict such numbers. Yes, it is true that we were relatively accurate after two tries at projecting the growth rate of 40 percent for 2005. However, predicting revenue from one product line was challenging enough. Adding new revenue line magnifies the difficulty to predict the reaction of our customers to this expanded offering. We would prefer to let our historically reported performance drive the market's assessment of our worth and we have no desire to front-run such conclusions. We prefer to fulfill our fiduciary duty by focusing on long-term value and we do not want to micro-manage individual bumps or accelerations along the road that do not alter the major trajectory of where we want to be in the next few years. We experienced negative gyrations with our stock throughout the last year secondary to our pinning certain growth numbers on the company, and we actually believe that these approaches contributed to volatility that is unwarranted by the long-term views of many of our shareholders regarding our exciting growth potential.

     We sincerely appreciate some investors' conclusions or frustrations that without such help, evaluating DataTrak from a buyer's or seller's perspective is difficult. We emphasize because it's also difficult for us. We are sorry, but honestly we do not have the exact answer as to what our growth will be on a year-by-year because we sell on a project-by-project manner rather than an amortized enterprise license model at this time. So in deference to the chance that we might be misleading in our estimations, we are electing not to estimate where we will be 12 months from now. There are some values, however, that we can make about issues that are not specifically related to guidance but are parameters that we know will have an impact on 2006. Our option expense, a non-cash item that is new this year, will be approximately $500,000. Our tax rate for 2006 will be 34 percent. Sarbanes costs will be $300,000 in 2006, half of what they were in 2005. The characterization of our goals over the next several years that we gave in our third-quarter conference call still hold, and with the possession now of the most eClinical Product Suite in the market these possibilities are even more strongly supported. As you recall during this timeframe our goals are to have four to five clients capable of performing 30 to 40 clinical trials each year

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                         Page 10


     and to have another 30 to 40 customers capable of performing one to 10 clinical trials each year. We believe that we have identified together with customers coming from ClickFind in excess of the four to five key anchor clients. We also currently have the additional 30 to 40 who can contribute one to 10 clinical trials per year. We just need to grow their utilization rates to the levels over the next several years. If one makes the estimation of the average EDC trial size of between $200,000 and $300,000, accounting for the presence of technology transfer relationships together with new revenue lines for the company, we believe an attractive growth story for years to come can be modeled.

     Before I turn this over to questions let me summarize that 2005 was another year of strong whether on all fronts and significant accomplishments for our company. 2006 is off to a strong and exciting start. Speaking for myself as well as the expanded team at DataTrak, we are energized about the opportunities and challenges that lie ahead.

     Terry and I would be happy to answer any questions you have.

Operator: Thank you. The question and answer session will be conducted electronically. If you would like to ask a question, please do so by pressing the star key followed by the digit one on your telephone. If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Once again, to ask a question please press star followed by the digit one.

     And we'll first hear from Raymond Myers, with EGE.

Raymond Myers: Yes, thank you and good morning. Congratulations, Jeff. This is a big step forward in the history of DataTrak.

Jeffrey A. Green: Thank you, Ray. We believe so, too.

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                         Page 11


Raymond Myers: I've got a number of questions. I'll try to probe a little bit into the financial guidance. I know you don't like to give firm guidance. But I want to talk about that and I also want to talk about the infrastructure - the software platform that this ClickFind is built on and how you will integrate it. Let's just start first with some of the financial questions.

     I understand you're going to have increased development expense related to ClickFind and I'm sure some increased SG&A. Can you give us any sense of what the incremental SG&A and development expense might be?

Jeffrey A. Green: I'd really prefer not to put any percentage on that, Ray, because that's getting to guidance and that's sort of what we did last year, which then compelled us to go out and update these percentages. However, let me address your question in a general way. I don't view that there's going to be that much increased development expense. There's certainly going to be expense to integrate the companies. We're going to be putting the hosting environment of ClickFind's product up here in Cleveland for production and things like that. So it won't be pure development, per se, although there will be some expenses. It's mostly related to integration expense.

Raymond Myers: Well, if I look at the revenue in 2005 compared with your net income that you projected, that's only about a - just over a $1.1-million expense. Is that indicative of what the ClickFind's run rate expenses are? Which is - it's really not a lot.

Jeffrey A. Green: Well, obviously in 2005, since those were audited financials, the answer to that is yes. Their platform is less expensive to run than ours because of the Microsoft and Citrix licenses. However, they were a private company. They were a company that was bootstrapped, they had no outside investment. So a fair number of their expenses were actually less than what you

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                         Page 12


     might think they would be if you were a larger publicly traded company and perhaps paying more market value for salaries than trading that off as stock options.

Raymond Myers: How many employees do they have?

Jeffrey A. Green: I believe they have 17 full-time employees with additional part-time people that they get from Texas A&M University in testing and some other part-time activities.

Raymond Myers: OK, great. How about the first quarter? I know you don't like to give full-year guidance, but maybe you could just give us a little glimpse into the first quarter now that it's half over.

Jeffrey A. Green: Well, you keep trying, don't you, Ray.

Raymond Myers: Yes, well, that's my job.

Jeffrey A. Green: All I can say in general is that I - and we've listened to other calls of our competitors. We're all seeing the same thing. We're seeing less barrier to adoption, we're seeing an acquiescence, if you will, of people's realization that this is the future. We don't have to justify EDC conceptually as much anymore. Activity has been good from our - from our current client base as well as some nice opportunities with new customers that aren't signed yet but are moving in that direction. So we're seeing the same sort of general movement that others are.

Raymond Myers: OK, that's good. Your backlog is at least flat to higher when you add this new acquisition. Is that - should that give us comfort that we should be seeing sequentially increasing top-line growth throughout the year? I mean, can you at least give us that comfort?

Jeffrey A. Green: I don't think we would change our approach. What we've said for years is that we feel that given the market advancements that I talked about it would not be unrealistic to expect

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                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                         Page 13


     gradual quarter-by-quarter growth. There is some chance for lumpiness in those things, and I'm not saying that because I'm trying to add in additional information. But that's just the way this market goes, in spurts at times. But I don't think we've changed our feeling about that sort of growth potential. I would say that it's probably even more bolstered because we now are going to have gradual appearance of these new revenue lines which we did not have before.

Raymond Myers: So that would be incrementally - it should provide incrementally higher revenue. But you're not - you're not now providing guidance because you're questioning whether your first quarter may be down sequentially from the fourth, is that - some pessimists might read it that way.

Jeffrey A. Green: That's never been our way, to give sort of mixed messages like that. All we're saying is that the additional revenue lines will be additive to the movement that we're seeing in EDC market now. It has to be because everybody's looking for an overall eClinical Product Suite together with the core client base that ClickFind's bringing, which I think is very impressive even based upon their size. I see nothing but gradual growth for the company moving ahead.

Raymond Myers: Great, good. Moving on to the next item I wanted to discuss was your architecture - your software architecture in relation to ClickFind's software architecture. We've talked many times about the importance of integration and not ending up with multiple products that are not truly integrated with one another. Please help us to understand how that will be different with this acquisition.

Jeffrey A. Green: OK. Before I forget, maybe if you got other questions after this you can get back in the queue. I'm sure there's other people that want to come in. But let me address this question. And I'm doing it from a non-technologist's perspective, so I hope that Marc Shlaes doesn't want to jump through the phone and strangle me. But DataTrak's current platform is based on Microsoft.net. And of course that requires Microsoft licenses and we run our product using Citrix

                                                    DATATRAK INTERNATIONAL, INC.
                                                    Moderator: Dr. Jeffrey Green
                                                           02-13-06/7:15 a.m. CT
                                                          Confirmation # 6213314
                                                                         Page 14


     for superior performance world-wide, and both of those things require monthly licenses that are paid on a user basis. The ClickFind platform is Java-based and it was built from open source code. So you don't have the Microsoft or the - or Citrix issues. And really the term - we're trying not to use the term integrated, we're trying to use the term platform, because when you say integrated it means that you're taking unrelated pieces and plugging them together, sort of like what we did with SAS or sort of like what Face Forward had to do when they bought ClinTrial and InForm. They're unrelated pieces. The ClickFind architecture is one cohesive platform. They're not integrated pieces, they're all part of the same platform. It's significantly different than what other people have.

Raymond Myers: So rather than writing all these new things in your architecture you'll be re-writing your DataTrak EDC software into their platform.

Jeffrey A. Green: That is correct, and it'll be DataTrak eClinical. Yes.

Raymond Myers: And about how long will that take to do?

Jeffrey A. Green: Well, they're delivering trials today.

Raymond Myers: Well, they are, but not in EDC, not with your product, right?

Jeffrey A. Green: Well, they have an EDC product. What I said is we're not going to migrate from version four to the new platform. There will be no migration. So all of the current studies running on DataTrak EDC version four will finish to completion. The DataTrak eClinical platform is an entirely separate and new and more cohesive platform. They will run in parallel.

Raymond Myers: So you - but you will no longer be selling the old DataTrak platform.

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Jeffrey A. Green: Yes, that will run in production till 2009, and if customers who have done technology transfer with version four want to continue to start trials that are two to three years long, that will be just fine and that's their choice and we will continue to support that. If they want to move over to the DataTrak eClinical platform they're also welcome to do that as well. It's just that when the trials in version four are completed
     - and that's estimated to be very - to be 2009 - that platform will be retired.

Raymond Myers: OK. Thank you. I'll get back in the queue.

Jeffrey A. Green: OK.

Operator: And as a reminder, please press star one to ask a question.

     Next we'll move on to Chris Ryder, with Lucrum Capital.

Chris Ryder: Hi. Congratulations on the acquisition.

Jeffrey A. Green: Thank you, Chris.

Chris Ryder: Just a couple housekeeping. On the - on the fourth quarter, how many trials were active?

Jeffrey A. Green: Approximately 75.

Chris Ryder: And how many relationships was that?

Jeffrey A. Green: I think it was 22 to 25, in that range, that were - the customers that were actively doing trials.

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Chris Ryder: And when you mentioned in your body of your presentation that you had the four to five clients that were capable of doing the 30 to 40, was that embedded in that number or did it require the acquisition to get to that number?

Jeffrey A. Green: No. We - DataTrak had the four to five targeted that we felt that were going to grow, and they're continuing to run active trials today. ClickFind has people that we believe would be additive to that.

Chris Ryder: OK. And then - can you just qualitatively describe what's happening with the penetration rate of your existing customer base?

Jeffrey A. Green: Penetration rate continues. That's most of the activity that occurred in January, were additional orders from current customers.

Chris Ryder: And so if I were to take a market share comment away from that, how would I interpret that?

Jeffrey A. Green: I think the market is continuing to grow. I think Forrester recently has estimated that it's about 20 percent EDC. I would not argue with that number. I think that with current customers we're continuing to take more market share away from paper. And with the acquisition and teaming up with ClickFind we expect to take more market share away from other potential competitors.

Chris Ryder: OK. And then - and then your - an update on SAS as well as what SAS might think of this merger.

Jeffrey A. Green: Well, we obviously discussed this with SAS confidentially beforehand. And I think they're excited about it because in their (bio-mall) strategy, as was previously announced, they were providing medical coding and possibly CTMS from other companies and other products.

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     What you have now with DataTrak eClinical is you've got all of those capabilities under one architecture and one corporation. So I think that it would make it easier for the (bio-mall) strategy to continue to expand without cutting individual agreements with multiple companies.

Chris Ryder: In all deference to the management's view that there was frustration on the volatility of the stock price, a large part of that had to do with expectations of the value of the SAS relationship. In '05 there didn't seem to be much going on with SAS. Can you give us an update as to what you think could be happening here in '06?

Jeffrey A. Green: Yes, we have other potential projects we're talking about with the Aware offering at this point in time, some of which have been created by us, and actually some potential that's been created by SAS as well. I think that it will continue to advance this year. It's not going to happen all at once. It's sort of like having a lease on your current car and you see a new version of a car and you're not going to continue to pay your lease while you go out and buy the new car, you'll wait for your lease to run out. And I think that's part of the issue in this area is if you've got license fees deep into a CDMS system - CDMS, clinical data management system - and then we come along with Aware that says perhaps you don't need that, it's going to take people some time not only to evaluate the superiority of that offering but to not feel like they're wasting their license fees that they had already paid for another legacy system. So - and I think we've talked about that from the beginning as it will continue to take time for those things to occur. But progress is being made.

Chris Ryder: I'll get back in queue.

Jeffrey A. Green: OK.

Operator: And Peter McMullin, with Jesup & Lamont, will have our next question.

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     Mr. McMullin, your line is open.

Peter McMullin: Good morning, Jeff. How are you?

Jeffrey A. Green: Hi, Peter.

Peter McMullin: A couple of things. Some have been asked. But just on the forecasting, one of the appeals to DataTrak was the revenue line going up with some leverage in SG&A. And just putting in the new components, how do you feel about that, is that still going to be a feature of the - of the model going forward. And just wanted any update on our friends from (Dietchi). And, third, if you could comment on, you know, Face Forward made a big to-do about Merck and just how that integrates with what you're doing.

Jeffrey A. Green: OK. I'll take the easy one first. I don't really feel comfortable giving any updates on a specific customer like (Dietchi) on the call. So I will - I will not provide any information on that. In terms of the expected continued leverage of our business model, we expect that to consider to move forward as was DataTrak. Because there's an interesting thing about ClickFind's business model, is they actually copied DataTrak's business model. It's a transaction-based process, it's not a subscription license process. So I would not expect that to change. As I said in the call, there's a possibility as the platform gradually matures and the Microsoft and Citrix platform fades out that we - it will cost us less to run that. So that is - that is a possibility that could lead to maintenance of the margins or even more attractive ones. And I guess the one I'm more excited about is you're going to see the leverage occur because of new additional revenue lines that are going to be brought into DataTrak that didn't exist before. So for all those reasons I don't - I would not expect any change in the leveragability of this process.

     And your last question, what was that, Peter?

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Peter McMullin: More in the ((inaudible)) made a big deal about the new Merck, you know, relationship, and just your thoughts on, you know, big pharma versus smaller pharma and where are the opportunities for DataTrak in terms of the new clients.

Jeffrey A. Green: Well, I actually listened to the Face Forward call, and I have to admit that I was actually energized by it because they were seeing the same macro things in the industry that we are, albeit it was a different client base because we're more mid-tier or smaller and they're more large because they're banking on a clinical data management system of ClinTrial. But the trajectory is we're going in about - in the same direction. As we talked on a call one or two conference calls ago, our sweet spot - which we identified that there was a split in the market, our sweet spot was mid-tier pharma and below, and the larger companies were more likely going with clients like a Face Forward that had a more traditional clinical data management system. However, everything's changed as of today because we now offer a complete eClinical product platform more - with more capabilities than any of our competitors. So whether that will change things it's way too early to tell, but it certainly has the potential to do that. And big companies, when they say they make a decision, we find, and we've experienced this, that they have individual departments and groups that may not go with that decision and may experiment and try other things. So it's never 100 percent after the original signature's on the page. These people are always looking at alternatives. And that - and that happens at many of these large companies.

Peter McMullin: Thank you.

Operator: And we'll move on to Andrew Bugyis, with Mesirow.

Andrew Bugyis: Hey, doc. Help me out here with some of the portions of this turnover from the existing product to the new product. If somebody that's an existing customer has signed a tech transfer agreement and you phase out the version four, do they have to undergo another tech transfer to get on this Java-based eClinical thing?

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Jeffrey A. Green: Good question, Andy. That was obviously a concern of ours because we're known for taking pretty special care of customers. First of all, if they have done a tech transfer with version four, they now have been put on notice that they have three years to plan a transition. So that's quite a bit of time for them to figure out what their strategy's will be. The second offering that we will provide customers who have already undergone a technology transfer is we will train them on the new platform at no additional cost to them.

Andrew Bugyis: All right. Once again, there are so many segments to this complete clinical trial thing. With the acquisition of the Texas group, do you have a complete closed loop? I mean, these trials to move to completion can only go as fast as the slowest function in this thing. Can you do it all now is what I'm asking.

Jeffrey A. Green: Yes. This includes virtually (everything) you would need to utilize in a clinical trial even down to counting your tablets and capsules with an inventory management process. The only thing that has to be added - and we will work with SAS on that - is we have an automatic bridge as we've
     - which is very unique which we've talked about with version four. We have to build that bridge between DataTrak eClinical and SAS Drug Development. That's the only piece that needs to be rectified.

Andrew Bugyis: OK. So then in reality whatever portion of this EDC process was dragging its fight and forced your process to slow down because the entire trial couldn't be finished because of some other slowly generated function, that's all gone.

Jeffrey A. Green: Yes, the unified platform is there for people to be able to use every tool that you could think of in a clinical trial, not integrated, not from separate companies. It's all one thing, just like Microsoft Office would be for what you do every day.

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Andrew Bugyis: Well, then this is a gigantic step forward in the entire process.

Jeffrey A. Green: Yes. We've described this internally as a game-changing event, and that's why I entitled this as The Game Of Leap Frog. And that's really the way we're branding this movement here.

Andrew Bugyis: So you folks have made an internal decision that - because, you know, you paid a huge amount over revenues - 1.4 million, you're paying them 18 million bucks for this - you've obviously done (buyer make) analysis and figured that this was better off. Are you also suggesting because of the relationships that these pharma companies enter into with you that if you were the first one to market and you get these customers, they don't leave. So you're being there first is worth all this money you're spending?

Jeffrey A. Green: That is our assumption - all of your - all of the statements you've said are correct. We did an extensive buy versus build. There was obviously an expense component to that. But we certainly could have handled that. The thing that I - we were most energized about is the acquisition of new client relationships and also the ability to enter the market immediately and not miss opportunities. Because it's both our perception as well as Jim Bob's at ClickFind that there is a window that's open at this point in time for customers to be receptive to an overall eClinical offering and that's what all the customers are talking about. And I think that you're going to see acceleration to that movement faster than you saw them go from paper to EDC, because now you're talking away the pain that they had to do with all other components that you just referenced. That pain is gone.

Andrew Bugyis: OK. Well, you almost had to buy this company just based on Jim
     Bob's name.

Jeffrey A. Green: Well, he's from Texas and, you know, I lived there for three years, and he goes by Jim Bob. So that - possibly.

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Andrew Bugyis: OK, thanks.

Operator: And next we'll take a follow-up question from Chris Ryder, with Lucrum
     Capital.

Chris Ryder: Hello. A couple questions about the core business. Given what you're saying about the adoption rate and the macro environment that one of your competitors described recently on another conference call, is there reason to expect anything - any deceleration from here in terms of adoption rates?

Jeffrey A. Green: In my opinion no. Of course nobody knows that for sure, Chris.
     But all the things that we're seeing in the market that are supported by others, I don't think there's (anything) going backwards.

Chris Ryder: The last couple conference calls you identified something close to high single-digit/low double-digit sequential growth rates. Has that changed, has there been any change in that trend?

Jeffrey A. Green: We don't really want to get into percents, Chris. That's bordering too much on guidance.

Chris Ryder: OK. Then let's take it from a different perspective. If -

Jeffrey A. Green: I would be disappointed if you didn't try.

Chris Ryder: What I'm trying to understand is, you know, after having basically four quarters where the revenue growth has decelerated as we got toward your 40-percent target, at the - and the last quarter we exited it at something like a 27 to 30-percent growth rate, my - what I'm trying to

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     understand is if you think that it's not getting worse from here, if you think that we're adding on new revenue opportunities with your acquisition, and if we think that the business model is the same in terms of incremental operating leverage, is there any reason to think that the - the way the math works that there's anything other than acceleration in front of us.

Jeffrey A. Green: Given all those parameters I would agree with what you've said
     And as a - what I said in the call, like we see no reason - I think the exact words were we see no reason why our growth rates cannot continue. For all the reasons you said - the addition of new revenue lines, the movement in the market. It's just we don't want to pin a percentage on that.

Chris Ryder: OK. And then what happens to - as - some of your relationships are now SAS Aware contracts.

Jeffrey A. Green: Yes, they are.

Chris Ryder: OK. What happens to your followed gross margins as you book the revenue on that business? Is I still a - is it still true that you're re-capturing on the gross margin line the license payments made to SAS? Or has that changed?

Jeffrey A. Green: No, that's included in the overall pricing of Aware offering, and that has not changed. As I said, we need to build - we need to build the bridge which used our unifier technology between version four and SDD. We need to use that same technology to build a bridge between DataTrak eClinical and SDD. And we will start working that. And I suspect that the business model for that will be identical.

Chris Ryder: And is there anything about the change to a Java platform that requires new FDA approvals or any other sort of audit trail requirements that will prevent customers from adopting your chosen strategy?

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Jeffrey A. Green: Well, that's an outstanding question, because we did talk about that. It's publicly known that we took the stance that a field by field audit trail is the intention of the FDA because that's what they do on paper, although it never was stated that way. What's happened I the marketplace is there are obviously other Java-based platforms that cannot do a field-by-field audit trail, and customers and the FDA apparently has no problem with that. And despite my viewpoint on that and my bias, the market is speaking a different tune. However - and Marc Shlaes could answer this better than I could - but there are technology capabilities now that can give you automatic field-by-field feedback and audit trails with a Java platform, and we are looking into those things, and those would be some of the - some of the minor changes we would work with ClickFind to make in the current platform.

Chris Ryder: OK, and then - and then just to go back to the question, you know, I need to ask again about the forward guidance. Could you describe what's happening with sales cycles?

Jeffrey A. Green: Well, the sales cycles with current customers is very short.
     That's another reason why it's really impossible to give guidance is when your orders for new trials are coming in by e-mail, we don't know when they're coming. They just sort of appear. So when those new trials are ordered, there's a zero time wait other than putting together the budget and making sure that the prices and what they pay is similar to what they paid last time. So that's extremely short. In terms of new customers who are going through the EDC or tech - eClinical technology (beauty) dance, those sales cycles are probably still the four to six-month timeframe.

Chris Ryder: And then as it relates to your backlog picture, the way you have historically identified it is a contract's in place, potential pipeline, and then new opportunity. Can you just talk about what that potential pipeline is currently given that you have some eMerge customers and technology transfer customers that are just starting up? As I understand, there's a CRO and there's a French-based pharma company that aren't yet part of your pipeline.

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Jeffrey A. Green: Well, they haven't given us exact quantitation of what they expect over the year, but activity is occurring because of those eMerge consulting efforts, and it is making it easier to - it is making the sell job, as I said, almost instantaneous whenever the customer's ready to go. We still are faced with the issue of they don't sit down and say this is what I'm planning for the next two to three years. We don't have anybody that has done that. So we have no visibility on that part. On the ClickFind side, there are - there are significant relationships which you'll hear about over the next few weeks, I'm sure, where people are planning to use that in a large way, and we'll be trying to crystallize those things as we go forward.

Chris Ryder: So as we think about potential pipeline is there a - is it - how should we think about that?

Jeffrey A. Green: You should think about that as we are optimistic of the potential pipeline for the following reasons: growing adoption of technology in clinical trials which everyone is seeing; number two, additional customers being added from ClickFind which we didn't have before; and, number three, the addition of new and exciting and many of them completely unique revenue lines under a cohesive platform. So for all three of those reasons my word would be optimistic.

Chris Ryder: OK. And then the last question is in the body of your presentation you talked about having taken nine customers from two competing vendors. Is that the acquisition or is that because of your core business process?

Jeffrey A. Green: No, that was DataTrak itself. We acquired those nine customers from two larger competitors over the last couple of years.

Chris Ryder: OK. Thank you.

Jeffrey A. Green: Yes.

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Operator: And next we'll move on to Andrew MacPherson, with Infinium Securities.

Andrew MacPherson: Morning, guys.

Jeffrey A. Green: Hi, Andrew.

Andrew MacPherson: Hi. A quick question on the Citrix license. How large is that license? And as the amount of business being done on the legacy platform diminishes heading towards 2009, does it scale down accordingly or is it a flat fee?

Jeffrey A. Green: Correct me if I'm wrong, Terry, it should scale down accordingly. It's on a user basis.

Terry C. Black: Yes, proportional on a user ...

Jeffrey A. Green: Yes, it's proportional to users.

Andrew MacPherson: So could you give me sort of an idea of what the current order of magnitude is for that license?

Terry C. Black: (Well, it's) in the neighborhood of about - historically run about 250,000 per year, proportional to the growth.

Andrew MacPherson: Got you. OK, great. Thanks, guys.

Jeffrey A. Green: Yes.

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Operator: At this time there are no further questions. I will turn the call back over to Dr. Green for any additional or closing remarks.

Jeffrey A. Green: All right. Well, thanks, everyone, for joining us. And we'll talk to you next quarter.

Terry C. Black: Thank you.

Jeffrey A. Green: Good-bye.

Operator: And that will conclude today's conference call. If you have missed any portion of this call, you can hear a rebroadcast of this conference by calling 719-457-0820 and reference the pass code of 6213314 followed by the pound sign on your touch-tone keypad. This rebroadcast will be available from February 13 at 11:15 Central Time to 12:14 a.m. Eastern Time through February 21 midnight Central Time - February 22 1:00 a.m. Eastern Time. We thank you for your participation and have a nice day.

                                       END